UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008 (January 10, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                       Other Events

On January 10, 2008, Xfone, Inc. (the “Registrant”) notified the sellers under the Stock Purchase Agreement (the “Agreement”) dated as of August 22, 2007 between the Registrant, NTS Communications, Inc. (“NTS”) and the shareholders of NTS, that it was exercising its option to extend the expiration date from January 15, 2008 to February 15, 2008.  The Agreement provides that the closing must occur not later than January 15, 2008, unless such expiration date is extended or changed by the parties in accordance with the terms of, and under the circumstances described in, the Agreement.  In accordance with the terms of the Agreement, the Registrant has extended the expiration date because it is still waiting for (1) approval from the American Stock Exchange to list the shares of the Registrant’s common stock which were offered to the shareholders of NTS as a reinvestment opportunity for all or a portion of their allocable sales price upon closing of the acquisition, and (2) applicable regulatory consent from the Federal Communications Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2008	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director